SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BANK OF AMERICA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

56-0906609

(IRS Employer

Identification No.)

BANK OF AMERICA CORPORATION

Bank of America Corporate Center

Charlotte, North Carolina

(Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-112708

Securities to be registered pursuant to Section 12(b) of the Act.

Title of each class to be so registered	Name of each exchange on which each class is to be registered
1.50% Capital Protected EquitY PerformanCe LinkEd Securities “Basket CYCLES™,” due December 28, 2011, Linked to a Basket of Health Care Stocks	American Stock Exchange LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

This Form 8-A/A amends the Registrant’s Form 8-A dated December 22, 2005 relating to the Registrant’s Medium-Term Note, Series K, 1.50% Capital Protected EquitY PerformanCe LinkEd Securities “Basket CYCLES™,” due December 28, 2011, Linked to a Basket of Health Care Stocks, by replacing in its entirety the form of Note, as filed by the Registrant as Exhibit 4.1 to Form 8-A on December 22, 2005 with the form of Note, attached hereto, as Exhibit 4.1.

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the Bank of America Corporation 1.50% Capital Protected EquitY PerformanCe LinkEd Securities “Basket CYCLES™,” due December 28, 2011, Linked to a Basket of Health Care Stocks (the “Notes”). A description of the Notes registered hereunder is set forth under the caption “Description of Debt Securities” in the prospectus included in the Registrant’s Form S-3 Registration Statement (Registration No. 333-112708) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on February 11, 2004, as supplemented by the information under the caption “Description of the Notes” in the prospectus supplement dated April 15, 2004 filed with the SEC pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the “Act”), which description is incorporated herein by reference, and “Description of the Notes” in the pricing supplement dated December 22, 2005 filed with the SEC pursuant to Rule 424(b) promulgated under the Act, which description is incorporated herein by reference.

Item 2. Exhibits

Exhibit No.	Description and Method of Filing
4.1	Form of Registrant’s 1.50% Capital Protected EquitY PerformanCe LinkEd Securities “Basket CYCLES™,” due December 28, 2011, Linked to a Basket of Health Care Stocks

4.2	Indenture dated as of January 1, 1995 between the Registrant and The Bank of New York, incorporated herein by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-3 (Registration No. 333-57533); as supplemented by a First Supplemental Indenture dated as of September 18, 1998, incorporated by reference to Exhibit 4.3 of the Registrant’s Current Report on Form 8-K filed November 18, 1998; a Second Supplemental Indenture dated as of May 7, 2001, incorporated by reference to Exhibit 4.4 of the Registrant’s Current Report on Form 8-K filed June 14, 2001; and a Third Supplemental Indenture dated as of July 28, 2004, incorporated by reference to Exhibit 4.4 of the Registrant’s Current Report on Form 8-K filed August 27, 2004.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BANK OF AMERICA CORPORATION

Date: December __, 2005	By:	/s/ Karen A. Gosnell
KAREN A. GOSNELL
Senior Vice President

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Exhibit Index

4.1	Form of Registrant’s 1.50% Capital Protected EquitY PerformanCe LinkEd Securities “Basket CYCLES™,” due December 28, 2011, Linked to a Basket of Health Care Stocks

4.2	Indenture dated as of January 1, 1995 between the Registrant and The Bank of New York, incorporated herein by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-3 (Registration No. 333-57533); as supplemented by a First Supplemental Indenture dated as of September 18, 1998, incorporated by reference to Exhibit 4.3 of the Registrant’s Current Report on Form 8-K filed November 18, 1998; a Second Supplemental Indenture dated as of May 7, 2001, incorporated by reference to Exhibit 4.4 of the Registrant’s Current Report on Form 8-K filed June 14, 2001; and a Third Supplemental Indenture dated as of July 28, 2004, incorporated by reference to Exhibit 4.4 of the Registrant’s Current Report on Form 8-K filed August 27, 2004.

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